[PFM Legal Letterhead]

November 1, 2005

Pharmaxis Ltd

Unit 2, 10 Rodborough Road

Frenchs Forest NSW 2086

AUSTRALIA

Dear Sirs

PHARMAXIS LTD

We have acted as Australian legal advisers to Pharmaxis Ltd (Company) in connection with the Company’s registration statement on Form F-1 (Registration Statement), originally filed on September 26, 2005 with the Securities and Exchange Commission under the U.S. Securities Act of 1933 as amended (Securities Act) relating to the offering by the Company of ordinary shares in the form of American Depositary Shares (Public Offering) and the sale by certain selling shareholders of ordinary shares in the form of American Depositary Shares (Selling Shareholders). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

1.    Documents Reviewed

For the purposes of giving this opinion, we have examined the following documents:

(a)	the certificate of registration of the Company dated May 29, 1998, the certificate of registration on change of name dated June 6, 2002, the certificate of registration on conversion to a public company dated September 5, 2003;

(b)	a search of the Australian Securities and Investments Commission database in respect of the Company on November 1, 2005 which shows that the Company is registered;

(c)	the current constitution of the Company;

(d)	the register of members of the Company provided to us by the registrar of the Company on November 1, 2005;

(e)	minutes of the board of directors meetings March 17, 2000, September 20, 2000, August 23, 2002 and September 25, 2003;

(f)	minutes of shareholders meeting dated October 28, 2005;

(g)	draft minutes of the board of directors of the Company provided by the Company to us on November 1, 2005 (Draft Board Minutes); and

PFM Legal Pty Ltd        •        ABN 32 108 651 252

Suite 405    •    46 Market Street Sydney    •    NSW 2000 Australia

PO Box Q92    •    QVB Post Office Sydney    •    NSW 1230 Australia

Telephone: +612 9262 1360

Liability limited under the Solicitors’ Scheme, approved under the Professional Standards Act 1994 (NSW)

(h)	the Registration Statement.

2.	Qualifications

For the purpose of this opinion, we did not examine any other documents entered into or to be entered into, by or affecting the Company, except for the documents listed above. In giving this opinion, we have relied, without further inquiry, on the documents referred to above as to all matters set out in those documents.

We are an incorporated legal practice in the State of New South Wales of the Commonwealth of Australia. This opinion is based on, and limited solely to, the laws of the State of New South Wales and the Commonwealth of Australia in force at the time and date of giving this opinion. No express or implied opinion is given as to the laws of any other jurisdiction. We have not made any investigation or inquiries in relation to the laws of any other jurisdiction.

3.	Opinion

We are of the opinion that under, and subject to, the laws of the State of New South Wales and the Commonwealth of Australia and the assumptions and qualifications set out in this letter that:

(a)	the Company has been duly incorporated and is registered as a public company limited by shares under the Corporations Act 2001 (Commonwealth of Australia);

(b)	upon valid passing of the Draft Board Minutes, the issue and allotment of all the ordinary shares underlying the American Depositary Shares offered in the Public Offering will be duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members of the Company, the ordinary shares underlying the American Depository Shares to be issued by the Company will be legally issued and allotted and fully paid.

(c)	The ordinary shares underlying the American Depository Shares to be sold by the Selling Shareholders are legally issued and allotted and fully paid.

4.	Consent

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

5.	Assumptions

In giving this opinion, we have made the following assumptions, which we have taken no steps to verify independently:

PFM Legal Pty Ltd        •        ABN 32 108 651 252

Suite 405    •    46 Market Street Sydney    •    NSW 2000 Australia

PO Box Q92    •    QVB Post Office Sydney    •    NSW 1230 Australia

Telephone: +612 9262 1360

Liability limited under the Solicitors’ Scheme, approved under the Professional Standards Act 1994 (NSW)

(a)	the authenticity, accuracy and completeness of all documents submitted to us for the purpose of our giving this opinion;

(b)	the authenticity of all original and copy signatures and seals and of any original or copy duty stamps or markings on any original or copy document;

(c)	copies of all documents referred to above form a complete statement of the agreement, arrangement or other matters they purport to represent and there are no supplementary documents, agreements or arrangements (written, oral, express or implied) that have not been disclosed to us;

(d)	the matters and resolutions in the Draft Board Minutes will be dealt with at duly convened meetings of shareholder and directors respectively and will be resolved during those meetings in the manner set out in the minutes;

(e)	that the search of the Australian Securities and Investments Commission database concerning the continuing registration of the Company and the directors of the Company was complete, accurate and up to date at the time of the search.

To maintain the registration of the Company under the Corporations Act 2001 (Commonwealth of Australia), annual filing fees must be paid and returns made to the Australian Securities and Investments Commission.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion shall be construed in accordance with the laws of the State of New South Wales

Yours faithfully

/s/    PFM Legal Pty Ltd

PFM Legal Pty Ltd        •        ABN 32 108 651 252

Suite 405    •    46 Market Street Sydney    •    NSW 2000 Australia

PO Box Q92    •    QVB Post Office Sydney    •    NSW 1230 Australia

Telephone: +612 9262 1360

Liability limited under the Solicitors’ Scheme, approved under the Professional Standards Act 1994 (NSW)

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